Exhibit 2.1 LA_LAN01:329201.4 AGREEMENT AND PLAN OF MERGER OF ZIONS BANCORPORATION AND ZB, NATIONAL ASSOCIATION This Agreement and Plan of Merger (this “Agreement”), dated as of April 5, 2018, is adopted and made by and between ZIONS BANCORPORATION, a Utah corporation (the “Company”), and ZB, NATIONAL ASSOCIATION, a banking association organized under the laws of the United States with its main office in Salt Lake City, Utah (“Bank”). WITNESSETH: WHEREAS, the respective Boards of Directors of the Company and Bank have each adopted a resolution approving this Agreement, authorizing the execution hereof and recommending that this Agreement and the merger of the Company with and into the Bank (the “Merger”) contemplated hereby be submitted to the shareholders of the Company and Bank, respectively, for approval; and WHEREAS, it is intended that the Merger for federal tax purposes qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows: ARTICLE I Merger 1.1 Merger. Subject to the terms and conditions of this Agreement, effective as of the Effective Time (as defined below), the Company shall be merged with and into Bank in accordance with Section 1101 et seq. of the Utah Revised Business Corporations Act (“UBCA”) with the effect provided in Section 1106 of the UBCA and the laws of the United States with the effect provided in 12 U.S.C. § 215a and § 215a-3. At the Effective Time, the separate existence of the Company shall cease, and Bank, as the surviving entity (sometimes hereinafter referred to as the “Surviving Entity”), shall continue as a national bank association governed by the laws of the United States. 1.2 Effective Time. The Merger shall become effective, and the effective time shall occur, upon the date and time set forth in the articles of merger (“Articles of Merger”), or if not provided therein, the date and time at which the Articles of Merger have been duly filed with and accepted by the Utah Department of Commerce, Division of Corporations and Commercial Code (such date and time being herein referred to as the “Effective Time”). ARTICLE II Charter, Bylaws, Etc.

2 LA_LAN01:329201.4 2.1 Articles of Association. At the Effective Time, the articles of association of Bank in effect immediately prior to the Effective Time shall be the articles of association of the Surviving Entity until thereafter amended in accordance with the applicable law. 2.2 Bylaws. At the Effective Time, the bylaws of Bank in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law. 2.3 Directors and Officers. At the Effective Time, the directors of Bank immediately prior to the Effective Time will continue as the directors of the Surviving Entity and the officers of Bank immediately prior to the Effective Time will continue as the officers of the Surviving Entity, in each case, until thereafter changed in accordance with the articles of association and bylaws of the Surviving Entity. ARTICLE III Conversion of Shares 3.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company, Bank or Surviving Entity: (a) Outstanding Company Common Stock. Each share of common stock of the Company, without par value (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of common stock of Bank, with a par value of [$0.01] per share (“Bank Common Stock”). Any fraction of a share of Company Common Stock shall be converted into the right to receive the same fraction of a share of Bank Common Stock. (b) Outstanding Company Preferred Stock. Each share of: (i) Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock of the Company (“Company Series A”), without par value, issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock of Bank, with a par value of [$0.01] per share (“Bank Series A”); (ii) Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of the Company, without par value (“Company Series G”), issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series G Fixed/Floating Rate Non- Cumulative Perpetual Preferred Stock of Bank, with a par value of [$0.01] per share (“Bank Series G”); (iii) Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock of the Company, without par value (“Company Series H”), issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the

3 LA_LAN01:329201.4 right to receive one share of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock of Bank, with a par value of [$0.01] per share (“Bank Series H”); (iv) Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of the Company, without par value (“Company Series I”), issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series I Fixed/Floating Rate Non- Cumulative Perpetual Preferred Stock of Bank, with a par value of [$0.01] per share (“Bank Series I”); and (v) Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of the Company, without par value (“Company Series J” and together with Company Series A, Company Series G, Company Series H and Company Series I, the “Company Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of Bank, with a par value of [$0.01] per share (“Bank Series J” and together with Bank Series A, Bank Series G, Bank Series H and Bank Series I, the “Bank Preferred Stock”). Any fraction of a share of Company Preferred Stock shall be converted into the right to receive the same fraction of a share of Bank Preferred Stock. (c) Cancelation of Certificated Shares. Each holder of certificates which represent shares of Company Common Stock or Company Preferred Stock (collectively, “Company Capital Stock”) immediately prior to the Effective Time shall be entitled to receive new certificates evidencing an equivalent number of shares of Bank Common Stock or Bank Preferred Stock (collectively, “Bank Capital Stock”), as applicable, or an equivalent number of shares of Bank Capital Stock in book-entry form by complying with such reasonable and customary procedures as may be established by the Surviving Entity and/or its transfer agent to effectuate the intent and purposes. (d) Effect on Bank Capital Stock. Each share of Bank Capital Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. The Bank Capital Stock issued in the Merger to the holders of Company Capital Stock immediately prior to the Merger shall be the only Bank Capital Stock outstanding as of the Effective Time. 3.2 Company Warrants. At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each warrant to purchase Company Common Stock (“Company Warrants”) shall cease to represent a warrant to purchase Company Common Stock and shall be converted automatically into a warrant to purchase Bank Common Stock (“Bank Warrants”), and Bank will assume such Company Warrants subject to its terms. 3.3 Other Rights to Company Stock and Employee Benefit Plans.

4 LA_LAN01:329201.4 (a) At the Effective Time, by operation of this Agreement and by reason of the Merger becoming effective, the Company shall assign to Bank, and Bank, as the Surviving Entity, shall assume and agree to perform, all obligations of the Company pursuant to (i) the Company Equity Incentive Plans, (ii) the Company Performance Incentive Plans, (iii) the Other Plans, (iv) the Equity Awards and (v) the Non-Equity Awards. Each Equity Award and Non-Equity Award so assumed by Bank under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Equity Incentive Plans and Company Performance Incentive Plan, respectively, and any grant agreements thereunder in effect immediately prior to the Effective Time, including, without limitation, the performance goals, if any, as then in effect, vesting schedules (without acceleration thereof by virtue of the Merger or the transactions contemplated thereby) and per share exercise price, as applicable. (b) At the Effective Time, (i) the Company Equity Incentive Plans, (ii) the Company Performance Incentive Plans, (iii) the Other Plans, (iv) the Equity Awards and (v) the Non-Equity Awards and any grant agreements thereunder shall each automatically be deemed to be amended as necessary to provide that references to the Company in such agreements shall be read to refer to Bank. The Company and Bank agree that they will, at or promptly following the Effective Time, execute, acknowledge and deliver any and all instruments, agreements or documents necessary or desirable to effect or memorialize the assignments and assumptions contemplated by this Section 3.3. (c) Definitions. For purposes of this Section 3.2, the following terms shall have the meanings provided below: (i) “Company Equity Incentive Plans” means all equity incentive compensation plans of the Company and any of its predecessors that provide for the purchase, grant or issuance of Company Common Stock or awards convertible into or exchangeable for Company Common Stock, which are effective at the Effective Time, including the Zions Bancorporation 2015 Omnibus Incentive Plan. (ii) “Company Performance Incentive Plans” means the Zions Bancorporation 2014-2016 Value Sharing Plans, Zions Bancorporation 2015- 2017 Value Sharing Plans and the Zions Bancorporation 2016-2018 Value Sharing Plans, together with any similar plans established by the Company prior to the Effective Time. (iii) “Equity Awards” means all time-based and performance-based options, restricted stock, restricted stock units, stock appreciation rights, phantom units and any other equity or equity-based awards issued under the Company Equity Incentive Plans, in any such case, which are outstanding at the Effective Time. (iv) “Non-Equity Awards” means all performance based incentive awards issued under the Company Performance Incentive Plans, in any such case, which are payable in cash.

5 LA_LAN01:329201.4 (v) “Other Plans” means all compensation, retirement, benefit, incentive or other similar plans, including tax-qualified and non-qualified retirement plans, health and welfare benefit plans, excess benefit plans, deferred compensation plans, cash balance plans for directors, officers or employees of the Company (other than Company Equity Incentive Plans and Company Performance Incentive Plans), and any employment, indemnification, separation and retirement, change in control or similar agreements. ARTICLE IV Effect of the Merger 4.1 Effect Under Utah Law. From and after the Effective Time, by virtue of the Merger (i) the separate existence of the Company shall cease; (ii) title to all real estate and other property owned by each of the Company and Bank shall be transferred to and vested in the Surviving Entity without reversion or impairment, with such transfer and vesting occurring by operation of law; (iii) all liabilities of each of the Company and Bank shall become the Surviving Entity’s liabilities; and (iv) any proceeding pending against the Company or Bank may be continued as if the Merger did not occur or the Surviving Entity may be substituted in the proceeding for the Company. 4.2 Effect Under United States Law. From and after the Effective Time, by virtue of the Merger, the corporate existence of the Company shall be merged into continued in the Surviving Entity, and the Surviving Entity shall be deemed to be the same corporation as Bank. All rights, franchises and interests of the Company and Bank in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the Surviving Entity by virtue of the Merger without any deed or other transfer. The Surviving Entity, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Company and Bank immediately at the Effective Time. The Surviving Entity shall be liable for all liabilities of the Company and Bank. ARTICLE V Conditions to the Merger The respective obligations of each of the Company and Bank to consummate the Merger are subject to the fulfillment, or written waiver by the other party entitled to satisfaction thereof prior to the Effective Time, of each of the following conditions: (a) This Agreement shall have been approved by holders of Company Common Stock constituting a majority of all votes entitled to be cast on such matter at a shareholder meeting duly called and held for such purpose (the “Requisite Company Vote”) and shall have been ratified and confirmed by the sole shareholder of Bank, in each case, in

6 LA_LAN01:329201.4 accordance with applicable law and the articles of incorporation and articles of association, respectively, and the bylaws of each such entity. (b) The Bank shall have caused the shares of Bank Common Stock issued in the Merger and the Bank Warrants to be authorized for quotation on the NASDAQ Global Select Market (“NASDAQ”) and shares of Bank Series A, Bank Series G and Bank Series H issued in the Merger to be authorized for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance. (c) All approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the Merger shall have been obtained or made by the Company and Bank, and shall be in full force and effect and all waiting periods required by law shall have expired. (d) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement. (e) All third party consents and approvals required, or deemed by the Board of Directors of the Company advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party, or by which the Company or any subsidiary or affiliate of the Company, or any property of the Company or any subsidiary or affiliate of the Company, may be bound, in connection with the Merger and the transactions contemplated thereby, shall have been obtained by the Company or its subsidiary or affiliate, as the case may be. (f) The Board of Directors of the Company shall have received evidence in form and substance reasonably satisfactory to it that holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger. ARTICLE VI Covenants 6.1 Meeting of Company Shareholders. The Company shall take, in accordance with applicable laws of the State of Utah and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Common Stock (the “Company Shareholders Meeting”) as promptly as practicable to consider and vote upon the approval of this Agreement. 6.2 Proxy Statement. For the purpose of holding the Company Shareholders Meeting, the Company shall draft and prepare, and Bank shall cooperate in the preparation of, a proxy statement.

7 LA_LAN01:329201.4 6.3 Notes. Upon the Effective Time, Bank shall expressly assume, by one or more indenture supplements, executed and delivered to the applicable trustee, in form satisfactory to such trustee, the due and punctual payment on each of the 6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028, the 5.65% Fixed-to-Floating Rate Subordinated Notes due November 15, 2023 and the 4.50% Senior Notes due June 13, 2023 (collectively, the “Notes”) issued pursuant to the applicable indentures and supplemental indentures and the performance or observance of every covenant of such indentures on the part of the Company to be performed or observed. In connection therewith, the Company and Bank shall execute and deliver any documents required to make such assumptions effective and shall provide any opinion of counsel to the trustee thereof if requested. 6.4 Stock Exchange Listing and Delisting. As soon as practicable after the Effective Time, the Surviving Entity shall use its commercially reasonable efforts to cause the shares of Bank Common Stock issued in the Merger and the Bank Warrants each to be approved for quotation on NASDAQ and use its commercially reasonable efforts to cause the shares of Bank Series A, Bank Series G and Bank Series H issued in the Merger each to be approved for listing on the NYSE, subject to official notice of issuance. The Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting by the Surviving Entity of the Company Preferred Stock from the NYSE and the deregistration of such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Surviving Entity shall use its commercially reasonable efforts to cause the Company Common Stock and the Company Warrants to no longer be quoted on the NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time. 6.5 Other Actions. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. 6.6 Further Documents. If at any time the Surviving Entity shall consider or be advised that any further deeds, assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Entity the title to any property or rights of the constituent entities, or otherwise to carry out the provisions hereof, the persons who were the proper officers and directors of the constituent entities immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments, conveyances and assurances in law, and do all things necessary or desirable, to vest, perfect or confirm title to such property or rights in the Surviving Entity and otherwise to carry out the provisions hereof. 6.7 Tax Treatment. It is intended that for United States federal income tax purposes (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) this Agreement will constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g). Neither

8 LA_LAN01:329201.4 the Company nor Bank will take any action inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code. ARTICLE VII Termination 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by an instrument executed by each of the parties hereto. ARTICLE VIII Miscellaneous 8.1 Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof. 8.2 Entire Agreement. This Agreement (including the documents and instruments referred to herein and attached hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. 8.3 Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. 8.4 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties hereto shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement. 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to choice of law principles, except to the extent that the federal laws of the United States shall be applicable hereto. 8.6 Assignment; Third-Party Beneficiaries. This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in contravention hereof shall be null and void. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. 8.7 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or termination of this Agreement as provided in Article VII.

9 LA_LAN01:329201.4 8.8 Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. [Signature page to follow]

LA_LAN01:329201.4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized as of the day and year first written above. ZIONS BANCORPORATION By: /s/ Harris H. Simmons Name: Harris H. Simmons Title: Chairman & CEO ZB, NATIONAL ASSOCIATION By: /s/ Paul E. Burdiss Name: Paul E. Burdiss Title: EVP and CFO